EXHIBIT A


                                 JOINT FILING AGREEMENT


      Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13D, and agrees that this Schedule 13D is filed on its behalf.

      Dated this 3rd day of March, 1998.


TRINITY PETROLEUM MANAGEMENT, LLC


By: /S/J. SAMUEL BUTLER
   --------------------------------------------
   Name: J. Samuel Butler
   Title: Manager




/S/J. SAMUEL BUTLER
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   Name: J. Samuel Butler, Individually
   Position: Director